Exhibit 10.13

SPESCOM SOFTWARE

10052 Mesa Ridge Ct., Suite 100
San Diego, CA 92121-2616
Tel: 858.625.3000
Fax: 858.625.3010
www.spescomsoftware.com

Summary Agreement between:

Spescom Software Inc (SSI) and Spescom DataVoice (SDV)

This letter serves as a summary of the agreement reached between SSI & SDV for the employment and housing of a core eB development team in South Africa.

Background

It is the desire of SSI to co-locate a development team in the premises of SDV in Stellenbosch and enter into an agreement with SDV for the procurement of services in South Africa to facilitate hosting this activity for SSI.

This move forms part of the SSI strategy to utilize South Africa as a cost effective environment to house development resources.  SDV have extensive engineering development resources and management skills located in Stellenbosch and it would be beneficial to house the SSI development team within this environment.

It is also anticipated that co-operative development efforts between the SSI and SDV product streams could result from this close relationship between the business activities.

Agreement

As a result of discussions, SDV agree to:

•                  Employ the individual developers that are being relocated to South Africa as part of the eB Core development team

•                  Provide office space, office furniture, lights, water and cleaning services within a suitable engineering environment for the employees to conduct software development work.

•                  Provide access to suitable communication, Internet access and LAN/WAN infrastructure for a software development team.

•                  Provide HR, standard group benefits, General Management services, building security access, parking etc. for the development team.

SSI agrees to:

•                  Pay SDV for the actual salary costs, as agreed on the members’ employment letters

•                  Pay SDV for direct benefit costs and payroll related expenses (such as the company portion of the group provident fund and medical aid contributions)

•                  Pay SDV for direct expenses as incurred, claimed as per standard expense claims and approved by SSI.

•                  Pay SDV R 1 600 per month for Office space of 20 square metres including lights, water, cleaning, security, tea & coffee, office furniture & parking.

•                  Pay SDV R500 per month for IT Infrastructure costs

•                  Pay SDV a management fee of 10% of employees fixed payroll costs

•                  Pay SDV for direct communication expenses incurred by the eB development team, against a detailed usage report provide by SDV, from the central phone system.

•                  Provide the employees with computers, software and the tools required for them to do development work as required for SSI.

General Items

The understanding is that is that the eB development team will work exclusively for SSI and will be under guidance from the SSI management in the USA.  They will report directly to the VP Product Planning & Control based in San Diego.  Expansion of the eB team or termination of individuals’ employment contracts will be decided by SSI, who will work together with SDV according to Spescom Ltd. Human Resources Group practices in South Africa.

Employee reviews for the eB core development team will be conducted on an annual basis by SSI with input from SDV and Spescom Ltd Human Resources Group.

All intellectual property and proprietary information relating to; developed code, documents, and processes that the eB development team embarks on, will remain as the sole ownership of SSI.

SSI will pay SDV for these services on a monthly basis against invoice.  The payment will take place by telegraphic transfer and will be sent by the 15th of the month following the incurred costs.

The two companies (SSI & SDV) will cooperate wherever possible to share and facilitate access to best of breed development practices, international coding standards, documentation and the use of third party tools.  This will serve in the best interest of the Spescom group.

The agreement will be reviewed annually, with amendments and agreed changes being included at this time.  The agreement may be terminated by either party with a 90 day notice period.

Date:	15th December 2004

Signed:	/s/ JOHN W. LOW

On behalf of Spescom software Inc

Signed:	/s/ PAUL FICK

On behalf of Spescom Data Voice (Pty) Ltd.